As filed with the Securities and Exchange Commission on August 14, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Manager Directed Portfolios
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)

See List Below
(I.R.S. Employer Identification Number)

615 East Michigan Street
Milwaukee, Wisconsin 53202
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Twin Oak Short Horizon Absolute Return ETF	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	✓

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act Registration file number to which this form relates: 333-133691

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 157 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-133691 and 811-21897), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-24-004828) on August 14, 2024, which is incorporated herein by reference.

The Trust currently consists of 11 separate series. The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Twin Oak Short Horizon Absolute Return ETF	99-3396078

Item 2.Exhibits

A.
Registrant's Certificate of Trust is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Registration Statement on Form N-1A as filed on May 1, 2006 (File Nos. 333-133691 and 811-21897) (Accession Number: 0001206774-06-000986).

B.
Registrant's Certificate of Amendment to Certificate of Trust was previously filed with Registrant’s Post-Effective Amendment No. 24 to its Registration Statement on Form N-1A with the SEC on October 28, 2016 (File Nos. 333-133691 and 811-21897) (Accession Number: 0000894189-16-012633).

C.
Registrant's Amended and Restated Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(2) to Post-Effective Amendment No. 135 to the Registrant's Registration Statement on Form N-1A, as filed with the SEC on July 28, 2023 (File Nos. 333-133691 and 811-21897) (Accession No. 0000894189-23-005134).

D.
Registrant's Amended and Restated By-laws are incorporated herein by reference to Exhibit (b) to Post-Effective Amendment No. 34 to the Registrant's Registration Statement on Form N‑1A, as filed with the SEC on July 7, 2017 (File Nos. 333-133691 and 811-21897) (Accession No. 0000894189-17-003386).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Manager Directed Portfolios

August 14, 2024

/s/ Scott M. Ostrowski
Scott M. Ostrowski President